Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seadrill Limited of our report dated May 12, 2023 relating to the financial statements of Aquadrill LLC (Successor), which appears in Seadrill Limited’s Form 6-K dated May 12, 2023.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom

January 26, 2024